Exhibit 10.15




                         FREEPORT-McMoRan COPPER & GOLD INC.


              ((DDeeffined terms shall have the same meaning as in the Plan unless otherwise defined herein)


                    1. Option with Limited Right Awards. Awards of Options under the Plan that include Limited Rights but that do not contain a tax-offset payment right feature pursuant to
          Section 6(c) of the Plan shall have the terms and conditions set forth in the form of Nonqualified Stock Option and Limited Right Agreement attached hereto as Exhibit A.

                    2. Option with Tax-Offset Payment Right and Limited Right Awards. Awards of Options under the Plan that include a tax-offset payment right feature pursuant to Section 6(c) of the Plan and Limited Rights shall have the terms and conditions set forth in the form of Nonqualified Tax-Offset Stock Option and Limited Right Agreement attached hereto as Exhibit B.

                    3. Option with Tax-Offset Payment Right Awards. Awards of Options under the Plan that include a tax-offset payment right feature pursuant to Section 6(c) of the Plan but that do not include Limited Rights shall have the terms and conditions set forth in the form of Nonqualified Tax-Offset Stock Option Agreement attached hereto as Exhibit C.

                    4. SAR Awards. Awards of freestanding SARs under the Plan shall have the terms and conditions set forth in the form of Stock Appreciation Rights Agreement attached hereto as Exhibit D.

                    5. Stock Incentive Unit Awards. Awards of Stock Incentive Units under the Plan shall have the terms and conditions set forth in the form of Stock Incentive Unit Agreement attached hereto as Exhibit E.

                    6. Designation of Beneficiary. A Participant shall be entitled to designate one or more beneficiaries to receive all or any portion of the amounts distributable or the benefits due to such Participant in connection with any Award in the event of such Participant's death. Such designation shall be filed with such department or officer of the Company, and in accordance with such procedures, as the Secretary or such officer's designee shall determine, shall be filed on the form adopted by such officer from time to time for such purpose, and shall be immediately effective upon receipt by such department or officer.
           In the  case of  conflicting or  inconsistent designations,  the
          Committee shall be entitled to honor and shall be fully protected in complying with the most recently received such designation. All decisions as to the validity or adequacy of such designations shall be made by the Committee in its sole discretion; however, the acceptance or receipt of any such designation shall imply no conclusion on the part of the Committee as to the validity or adequacy thereof. There shall be no limit on the number of designations that a Participant may file or the timing thereof. In the event of a Participant's death, amounts distributable to any such Participant under the Plan that are subject to any such designation, to the extent such designation is valid and enforceable under applicable law, shall be distributed to the respective designee(s). Any other amounts distributable to such Participant under the Plan shall be distributable to such Participant's estate. If there shall be any question as to the legal right of any designee or beneficiary to receive any such distribution, or the legal obligation of the employer in respect thereto, the amount or property in question may be distributed to such Participant's estate, in which event neither the Committee nor the Participant's employer shall have any further liability to anyone with respect to any such amount or property.

                    7. Fair Market Value. For any purpose relevant under the Plan other than the determination of the exercise price or grant price of Awards made immediately prior to the Distribution pursuant to Sections 6, 7, 8, and 9 of the Plan, the fair market value of a Share shall be the average of the high and low quoted per Share sale prices on the Composite Tape for New York Stock Exchange-Listed Stocks on the date in question or, if there are no reported sales on such date, on the last preceding date on which any reported sale occurred. If on the date in question the Shares are not listed on such Composite Tape, the fair market value shall be the average of the high and low quoted sale prices on the New York Stock Exchange on such date or, if no sales occurred on such date, on the last previous day on which a sale on the New York Stock Exchange is reported.

                    8. Method of Exercise. Awards must be exercised by delivering written notice to the Company on forms promulgated by the Office of the Secretary and, with respect to Options or portions thereof, payment of the purchase price thereof in  full.
           Any such exercise shall be effective upon receipt by the Company
          of such  notice and,  if applicable,  such payment.   Unless  the
          Committee shall determine otherwise in any particular case, such payment may be made in cash, cash equivalent (which may be the personal check of the exercising holder of the Award or ancillary payments assigned in accordance with Section 10 hereof) or Shares already owned by such holder, or a combination thereof, having an aggregate fair market value equal to the aggregate exercise price of the Shares with respect to which the Option is exercised. Shares tendered or identified for payment must be held by the exercising holder of the Award in certificated form.

                    9. Withholding. Exercising Participants in respect of whom the Company is obligated to remit withholding or other payroll taxes must remit any applicable amounts in cash or cash equivalent (which may be the personal check of the exercising Participant) at the time of an Award exercise or promptly thereafter; provided, however, the Company shall have no obligation to deliver Shares pursuant to the exercise of an Award, in whole or in part, until such taxes are remitted.

                    10. Assignment of Ancillary Payments. Any amounts due upon exercise of an Award may be offset by the waiver or assignment of any cash payment associated with such Award to which the holder of the Award is entitled or any cash payments to which the holder of the Award is entitled in connection with another Award under the Plan that is exercised effective the same date.

                    11. Retirement. Any Participant who ceases to provide services to the Related Entities (as that capitalized term is defined in the forms of agreements attached hereto as Exhibits A, B, D, and E) and who is determined by the Company to have provided significant services to any of the Related Entities in the course of his or her career shall be deemed to have retired for purposes of the Plan or any Award Agreement thereunder, whether or not such Participant satisfies the criteria for retirement under any tax qualified retirement plan of any of the Related Entities.